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                                                                    EXHIBIT 4.38


________________________________________________________________________________





                            TCR HOLDING CORPORATION

                                      and

                     TRANSCONTINENTAL REFINING CORPORATION





                            ________________________


             ASSUMPTION OF OBLIGATIONS UNDER 1995 WARRANT AGREEMENT

                         Dated as of December 15, 1998

                           __________________________




________________________________________________________________________________





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             ASSUMPTION OF OBLIGATIONS UNDER 1995 WARRANT AGREEMENT

         This Assumption of Obligations Under 1995 Warrant Agreement ("Assumption Agreement") is entered into as of this 15th day of December, 1998, by TCR Holding Corporation, a Delaware corporation ("TCR") and TransContinental Refining Corporation, a Delaware corporation ("TransContinental"), and in favor of the holders of the Warrants (as defined below).

         WHEREAS, TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), and First Union National Bank, f/k/a First Fidelity Bank, N.A., as Warrant Agent (the "Warrant Agent") entered into that certain Warrant Agreement dated as of February 23, 1995, as amended by that certain First Amendment to Warrant Agreement dated December 30, 1997 (the "Warrant Agreement"), pursuant to which warrants ("Warrants") to purchase shares of Common Stock, par value $0.01 per share, of TARC are issued and outstanding; and

         WHEREAS, TARC proposes to consummate a reorganization pursuant to which TARC will transfer substantially all of its assets (the "Refinery Assets") to TCR Holding, which will in turn transfer the Refinery Assets to TransContinental; and

         WHEREAS, Section 12(n) of the Warrant Agreement provides that TARC may not effect any Reorganization (as defined in the Warrant Agreement) unless prior to or simultaneously with the consummation of the Reorganization, the successor corporation or the corporation purchasing the assets of TARC expressly assumes the obligations and liabilities of TARC under the Warrant Agreement;

         WHEREAS, TCR Holding desires to acquire the Refinery Assets and, in connection therewith, to comply with the requirements of Section 12(n) of the Warrant Agreement by assuming the obligations and liabilities of TARC thereunder, and TransContinental desires to acquire the Refinery Assets and, in connection therewith, to comply with Section 12(n) of the Warrant Agreement by assuming the obligations and liabilities of TCR Holding thereunder (which result from the assumption thereof by TCR Holding pursuant hereto);

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TCR Holding and TransContinental hereby agree as follows:


         1. TCR Holding hereby assumes and agrees to perform, discharge, and satisfy, on and after the date hereof, all of the liabilities and obligations of TARC under the Warrant Agreement, including, but not limited to, the obligation to deliver to the Holders (as defined in the Warrant Agreement) such cash, such shares of stock, securities or assets as, in accordance with the terms of the Warrant Agreement, the Holders may be entitled to purchase upon exercise of the Warrants.

         2. TransContinental hereby assumes and agrees to perform, discharge, and satisfy, on and after the date hereof, all of the liabilities and obligations of TCR Holding (which result from the assumption thereof by TCR Holding pursuant hereto) under the Warrant Agreement, including, but not limited to, the obligation to deliver to the Holders such cash, such shares of stock, securities or assets as, in accordance with the terms of the Warrant Agreement, the Holders may be entitled to purchase upon exercise of the Warrants.




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         3.      Attached hereto as Exhibit A is a certificate of resolutions adopted by the Board of Directors of TARC pursuant to the requirements of
Section 12(n) of the Warrant Agreement.

         4. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, TCR Holding and TransContinental have caused this Assumption Agreement to be duly executed on and effective as of day and year first above written.


                                        TCR HOLDING CORPORATION,
                                                A Delaware corporation



                                        By:_________________________________
                                           Name: Ed Donahue
                                           Title: Vice President


                                        TRANSCONTINENTAL REFINING CORPORATION,
                                                A Delaware corporation



                                        By:_________________________________
                                           Name: Ed Donahue
                                           Title: Vice President





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